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                                                                Exhibit 10.1(s)

                                   APPENDIX A

               AMENDED AND RESTATED POST-RETIREMENT CARE AGREEMENT

         THIS AMENDED AND RESTATED POST-RETIREMENT CARE AGREEMENT (this "Agreement") is entered into as of ________________, between SAUER-SUNDSTRAND GMBH &CO. (the "Company"), and DR. KLAUS MURMANN (the "Executive").

         NOW, THEREFORE, in consideration of the premises, the mutual promises and covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive, intending to be legally bound, unconditionally agree as follows:

         1. This Agreement amends in its entirety and restates the original Post-Retirement Care Agreement between the parties hereto dated September 19, 1996.

         2. Commencing on the date that Executive retires from his regular employment with Sauer Inc., a Delaware corporation, which may be, without limitation, the date on which Executive elects to terminate his Employment Agreement with Sauer Inc. dated September 19, 1996, as amended on ____________, pursuant to Section 7(b) of said Employment Agreement, the Company shall pay Executive an annual retirement benefit in the amount of US-Dollar 300,000 (the "Annual Retirement Benefit").

         3. In the event that the wife of Executive, Hannelore Murmann, born Zollner ("Mrs. Murmann"), survives the death of Executive, the Company shall pay Mrs. Murmann from the time of Executive's death until her death, an annual amount equal to 60% of the Annual Retirement Benefit (the "Survivor's Benefit") to which Executive had claim to or held a qualifying status in at the time of his death.

         4. The Annual Retirement Benefit and the Survivor's Benefit, shall be paid in 12 equal monthly payments or in such other manner as may be mutually agreeable to the parties

         5. The Annual Retirement Benefit and the Survivor's Benefit may not be assigned or pledged in any manner and any attempted assignment or pledge shall be non-operative against the Company. This Agreement will be binding upon Executive and Mrs. Murmann and upon their heirs, legatees, and the legal representatives of their respective estates.

         6. Executive understands and acknowledges that this Agreement has no security from the possibility of insolvency of the Company as the emphasis of the employment relationship upon which this Agreement is based, lies in Sauer Inc., the parent of the Company, and does not lie in the German Federal Republic. In addition, Sauer Inc., the employer of Executive, has its seat of business in Ames, Iowa, U.S.A.

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         7. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in a writing signed by Executive and a duly authorized representative of the Company.

         8. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the Federal Republic of Germany.

         9. This Agreement contains the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, oral or written, between the parties to this Agreement with respect to the subject matter of this Agreement, including, without limitation, the Post-Retirement Care Agreement dated September 19, 1996.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                  SAUER-SUNDSTRAND GMBH & CO.

                                  By:
                                     -----------------------------------------


                                     -----------------------------------------
                                         (Print name and title of Officer)



                                     -----------------------------------------
                                     Klaus Murmann


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